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                                 EX-10.21

                          STOCK PURCHASE AGREEMENT

     This Agreement is made as of the 24th day of December 1995, by and between Thomas Limited Partnership, a limited partnership with an address of 272 Undermountain Road, Salisbury, Connecticut 06068 ("Buyer") and THE PURO CORPORATION OF AMERICA, a Delaware corporation, with an address of 56-45
58th Street, Maspeth, New York 11378 (hereinafter referred to as the
"Seller" or the "Company").

                           W I T N E S S E T H:

     WHEREAS, the Buyer wishes to acquire from the Company, and the Company desires to sell to the Buyer, one hundred twenty five thousand (125,000) shares of the Seller's common voting stock, .01 par value (the "Common Stock").



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     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, and subject to the terms and conditions set forth herein, the Buyer and the Company agree as follows:

     I.  PURCHASE OF SHARES, CONSIDERATION AND PAYMENT

     1.01 PURCHASE AND SALE OF SHARES. Upon the execution hereof, the Buyer will purchase from the Company, and the Company will, upon the terms and conditions set forth in this Agreement, sell, transfer and deliver to the Buyer, a certificate evidencing Buyer's ownership of one hundred twenty five thousand (125,000) shares of the Common Stock. Said transfer and delivery of Stock will hereinafter be referred to as the Closing.

     1.02 CONSIDERATION. As consideration for the purchase and sale of the Shares, the Buyer shall pay to the Seller the sum of One
Million Dollars and 00/100 ($1,000,000.00) in cash or immediately available funds.

     1.03 RENDERING OF CONSIDERATION; DOCUMENTARY STAMPS; TAXES. The consideration for the Stock shall be deemed rendered upon the completion of the Closing. No additional funds or consideration shall be required to be provided or paid at said Closing or thereafter. The certificates to be delivered to Buyer shall have all necessary documentary stamps affixed thereto and Seller shall be liable for, and shall pay in full, all transfer taxes due in connection with the sale of the Stock to the Buyer.

    II.  REPRESENTATIONS OF SELLER

     2.01 AUTHORIZATION; ISSUANCE, ETC. The Company represents that the Stock to be sold hereunder is duly authorized, validly issued, fully paid and non-assessable.


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     2.02  LIENS, ENCUMBRANCES.  The Company represents that the
Stock to be sold hereunder is free and clear of all liens and encumbrances and that the Company's issuance of said Stock to Buyer will not violate any agreement, contract, judgment or law to which the Company may be a part or which may otherwise affect the Company.


    III.  ANTI-DILUTION PROTECTION AND PREEMPTIVE RIGHTS

     3.01 ANTI-DILUTION OF SHARES AVAILABLE HEREUNDER.

       (1) PERCENTAGE OF OUTSTANDING SHARES. Subject to the provisions of Paragraphs 3.02 hereinbelow and of that certain Registration Rights
Agreement by and between the Company and Buyer of even date, in the event that the Company issues to any person or entity additional shares of Common Stock for no consideration or for less than fair value (as determined by and in the sole discretion of the Board of Directors of the Company), Buyer shall be entitled to receive that number of shares of Common Stock necessary to maintain an ownership equal to Eight (8%) Percent of the issued and outstanding shares of Common Stock of the Company; PROVIDED, HOWEVER, that to the extent consideration is paid or contributed for such additional shares of Common Stock;


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the provisions of this Paragraph 3.01(1) shall apply only to the difference between the value of said shares and the consideration paid or contributed therefor (as determined by and in the sole discretion of the Board of Directors of the Company); PROVIDED, FURTHER, HOWEVER, that the Buyer shall have preemptive rights, as described in Paragraph 3.02 hereinbelow, to the extent of the consideration paid or contributed for such additional shares of Common Stock. By way of example, in the event that the Company issues one hundred thousand (100,000) shares of Common Stock (valued by the Board of Directors at two hundred fifty thousand dollars ($250,000)) for services rendered and valued by the Board of Directors at One Hundred Fifty Thousand Dollars ($150,000), the anti-dilution protection described in this Paragraph 3.01(1) would entitle Buyer to a grant of additional shares related to the One Hundred Thousand Dollars ($100,000) "no consideration" stock (ie. $250,000 value - $150,000 consideration = $100,000 of "no consideration" stock) sufficient to maintain an ownership equal to Eight (8%) Percent of the issued and outstanding shares of Common Stock of the Company, and preemptive rights, described in Paragraph 3.02 hereinbelow, to purchase additional shares related to the one hundred fifty thousand dollar ($150,000) "for consideration" stock.

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            (2)  DETERMINATION OF OUTSTANDING SHARES.  For the purpose of determining the number of shares available to the Buyer in the event that the Company issues to any person or entity shares of Common Stock, the number of issued and outstanding shares of Common Stock of the Company shall be that number of shares of Common Stock issued and outstanding on the date hereof plus the total maximum number of shares of Common Stock issued or issuable (i) to the Buyer and (ii) to any other person or entity pursuant to any then currently outstanding grant, distribution or dividend by the Company of any rights to subscribe for or to purchase, or any then currently outstanding option or warrant for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock.

      3.02 PREEMPTIVE RIGHTS. Subject to the provisions of Paragraph 3.01 hereinabove, the Buyer shall be entitled to the preemptive right to purchase or subscribe for any unissued Common Stock or additional Shares of Common
Stock to be issued by reason of the increase of the authorized Common Stock of the Company or other securities convertible into Common Stock or carrying any rights to purchase any Common Market Stock, whether said unissued Common Stock

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shall be issued for cash, property or other consideration and without limitation of the foregoing, shall have such preemptive right with respect to Shares or other securities offered for sale if they are (a) issued or optioned by the Board of Directors of the Company to effect a merger or consolidation or for a consideration other than cash; or (b) shares or other securities reacquired by the Company after having been duly issued and not restored to the status of authorized but unissued shares; or (c) part of the Shares or other securities of the Company originally authorized in its articles of incorporation in excess of the first one million two hundred fifty thousand (1,250,000) shares which are issued.

       3.03 TERMINATION OF ANTI-DILUTION PROTECTION AND PREEMPTIVE RIGHTS. Buyer's anti-dilution protection and preemptive rights, as described in Paragraphs 3.01 and 3.02 hereinabove, shall terminate in the event that the Company files a registration Statement (defined herein to include a Notification under Regulation A under the Securities Act of 1933, as amended (the "Act"), under the Act and the offering circular included therein) which relates to a current offering of securities of the Company (except in connection with an offering solely to employees).

     IV.  MISCELLANEOUS

      4.01 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, heirs, executors, administrators, successors and assigns.

      4.02 ENTIRE AGREEMENT. This Agreement and the documents delivered concurrently herewith or pursuant hereto contain all of the terms of the agreement among the parties with respect to the transactions contemplated hereby and thereby and the subject matter hereof and thereof.

      4.03 HEADINGS. The headings of the paragraphs of this Agreement are for convenience and reference only and do not form a part hereof or in any way modify, interpret, or construe the meaning of the provisions hereof.

      4.04 NOTICES. All notices, elections, demands or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if sent and actually received by courier service, overnight delivery service or first class mail, postage prepaid or if transmitted (and actually received) by any

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telecommunication device (e.g. telex or telecopier) and addressed or sent to the respective parties' addresses specified below. Any party may change its address by giving notice in writing to the other parties of its new address.

To Buyer:           Mr. Wilmer Thomas
                    Thomas Limited Partnership
                    272 Undermountain Road
                    Salisbury, Connecticut 06068

With a copy to:     Greenberger & Forman
                    1370 Avenue of the Americas
                    New York, New York 10019
                    Attention: Joseph Greenberger, Esq.

To the Company:     Puro Corporation of America
                    56-45 58th Street
                    New York, NY  11378
                    Attention:  Mr. Jack C. West
                                 President

With a copy to:     Lev & Berlin, P.C.
                    535 Connecticut Avenue
                    Norwalk, Connecticut  06854
                    Attention:  Duane L. Berlin, Esq.

      4.05 AMENDMENTS. This Agreement may be changed, modified or amended only by an instrument in writing duly executed by the parties hereto.

      4.06 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

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      4.07  GOVERNING LAW.  This Agreement shall be governed by the laws of the State of New York without giving effect to principles of conflicts of law.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.



                                       PURO CORPORATION OF AMERICA


--------------------------------       By: /s/ JACK C. WEST
                                          -----------------------------
                                          Jack C. West,
                                          Its Co-President
-------------------------------           Hereunto Duly Authorized


-------------------------------        By: /s/ SCOTT LEVY
                                          -----------------------------
                                          Scott Levy,
                                          Its Co-President
-------------------------------           Hereunto Duly Authorized


                                       BUYER:

                                       THOMAS LIMITED PARTNERSHIP


                                       By: /s/ Wilmer J. Thomas, Jr
                                          -----------------------------
                                          Wilmer Thomas



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